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                         LICENSE AGREEMENT
                             BETWEEN
           SERVICE SYSTEMS DEVELOPMENT LIMITED PARTNERSHIP
                               AND
                     NEWGEN RESULTS CORPORATION
                            MADE AS OF
                         OCTOBER 11, 1995

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                         LICENSE AGREEMENT

     THIS LICENSE AGREEMENT made as of the 11th day of October, 1995;

B E T W E E N:

          SERVICE SYSTEMS DEVELOPMENT LIMITED PARTNERSHIP, a limited partnership formed under the laws of the Province of Ontario (hereinafter collectively called the "Partnership"),

                               -and-

          NEWGEN RESULTS CORPORATION, a corporation formed under the laws of the State of California
          (hereinafter called "Newgen"),

          WHEREAS the Partnership owns certain computer-based programs which address various functions within the service and parts departments of automobile dealership;

          AND WHEREAS the Partnership wishes to grant to Newgen a licence to Enhance and use the said programs to provide Service Bureau Services subject to and in accordance with the provisions of this Agreement.

          NOW THEREFORE THIS AGREEMENT WITNESSES in consideration of the mutual covenants and agreements contained in this Agreement, the parties agree as follows:

                     ARTICLE 1 - INTERPRETATION

1.1       DEFINITIONS

          Whenever used in this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set out below:

     (a) "AFFILIATES" means The Simkins and an affiliate or associate (as such terms are defined in the CANADA BUSINESS CORPORATIONS ACT, R.S.C. 1985, c. C-44, as amended [the "CBCA"] of Newgen or The Simkins; provided that an affiliate or associate of The Simkins shall remain an Affiliate hereunder only so long as such Person remains an affiliate or associate (as such terms are defined in the CBCA) of The Simkins;


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     (b)  "AGREEMENT" means this licence agreement and all instruments supplemental to or addition or confirmation of this agreement which are executed by both parties;

     (c) "COMPONENTS" means the following computer-based programs of the Partnership which address various functions within the service departments of automobiles dealerships namely "Service Rental Car Management", "After Visit Follow-up", "Customer Management", "Service Advisor Appointment Scheduling", "Repair Order and Work-in-Process Control", "Labour Invoicing", "Technician Productivity Management", "Technician Payroll", "Service Sales Analysis", "Customer Problem Analysis", "VIP Service Management", "Labour Time Guidelines", "Detailed Service History" and "Telemarketing/Repair Order Writing", collectively and all associated source and object codes, and technical, system and user documentation related thereto, but the term "Components" does not include any Existing Enhancements or Newgen Enhancements;

     (d)  "EFFECTIVE DATE" means October 11, 1995;

     (e) "ENHANCEMENTS" means in relation to any computer programs and related technical system and user documentation, updates, upgrades, modifications, enhancements, improvements, revisions, adaptations, derivative works, by-passes, corrections, new versions, new releases, translations and customizations of such materials;

     (f) "EXISTING ENHANCEMENTS" means all Enhancements made to the Components by Newgen Dealer Services or any Affiliate as same exists as of the Effective Date;

     (g) "INTELLECTUAL PROPERTY RIGHTS" means all intellectual and industrial property rights and includes rights to (i) inventions and patents for inventions, including re-issue thereof and continuation and continuations in part, (ii) copyrights, (iii) designs and industrial designs, (iv) trade-marks (v) know-how, trade secrets and confidential information, and (vi) other proprietary rights;

     (h)  "LICENSED COMPONENTS" means the Components and Existing Enhancements;

     (i) "NEWGEN DEALER SERVICES" means Newgen Dealer Services (1992) Inc., a corporation incorporated under the CBCA and which corporation amalgamated with 173403 Canada Ltd.;

     (j) "NEWGEN ENHANCEMENTS" means Enhancements made to the Licensed Components by Newgen or any Affiliate after the Effective Date of this Agreement, but the term "Newgen Enhancements" does not include the Components;

     (k) "NEWGEN SERVICES" means Newgen Services Inc., a corporation incorporated under the laws of the State of California;


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     (l)  "PERSON" includes any entity included, without limitation, an individual, a trust, partnership, firm, association, unincorporated organization, corporation or governmental body;

     (m) "SALES AND MAINTENANCE AGREEMENT" means the sales and maintenance agreement between the Partnership and Newgen Dealer Services made the first day of August, 1991, as amended by the Sales and Maintenance Amending Agreement made the ninth day of October, 1991, and the Consent Agreement made the ninth day of November, 1995;

     (n) "SALES AND MAINTENANCE SUB-LICENSE AGREEMENT" means the sales and maintenance sub-license agreement between the Partnership, Newgen Dealer Services and Newgen Services made the ninth day of October, 1991;

     (o) "SERVICE BUREAU SERVICES" means the use of computer software to provide computer based services for a third Person such as without limitation, data processing services, shared processing services, facilities management services, outsourcing services and remote access services; and

     (p) "THE SIMKINS" means individually and collectively Bernard Charles Matthew Simkin, Gary Joseph Simkin, Murray Simkin, A.L. Simkin and Sam Simkin.

1.2       HEADINGS

          The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article or Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles or Sections are to Articles or Sections of this Agreement.

1.3       EXTENDED MEANINGS

          In this Agreement words importing the singular number only shall include the plural and VICE VERSA. The terms "provision" and "provisions" refer to terms, conditions, provisions, covenants, obligations, undertakings, warranties and representations in this Agreement.

               ARTICLE 2 - GRANT OF RIGHTS AND OWNERSHIP

2.1       GRANT OF RIGHTS

          Subject to the provisions of this Agreement including the Partnership's right to terminate this Agreement pursuant to Section 6.2, the Partnership hereby grants to Newgen, and Newgen hereby accepts from the Partnership, a non-exclusive, perpetual and irrevocable license


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to (i) develop Enhancements to the Licensed Components, (ii) provide Service
Bureau Services using the Licensed Components and Enhancements, (iii) reproduce, transmit electronically, and provide electronic access to and copies or partial copies of the Licensed Components to third Persons in relation to the foregoing, and (iv) sub-license the aforesaid rights to Affiliates and other Persons. In the event Newgen grants a sub-license hereunder to a third Person to exercise its license rights hereunder, it will obtain from such person an agreement to maintain the Licensed Components in confidence as required by Section 2.3.

2.2       OWNERSHIP OF COPYRIGHT

     (a) Newgen acknowledges that the Partnership is the owner of all right, title and interest and all Intellectual Property Rights in the Licensed Components (including the Existing Enhancements).

     (b) The parties agree that Newgen shall be the owner of all right, title and interest and all Intellectual Property Rights in the Newgen Enhancements and Newgen will have the sole and exclusive worldwide right to do and to authorize others to do any or all of the acts which are conferred upon the owner of a copyright, including the sole and exclusive worldwide right to reproduce, distribute copies, develop Enhancements and otherwise commercially exploit the Newgen Enhancements without the consent of the Partnership; provided, however, that nothing herein shall confer upon Newgen any right to commercially exploit the Licensed Components except as expressly provided herein.

2.3       CONFIDENTIALITY

          Newgen agrees to maintain the confidentiality of the source codes to the Licensed Components, and not to release, disclose, divulge or permit access to same by any third party, other than to Newgen or its Affiliates and their employees, agents and contractors on a "need to know" basis.
Newgen shall require any of its Affiliates and their agents and contractors who have access to any such source codes to maintain them in confidence. Newgen shall take at least the same steps to prevent disclosure and unauthorized use of the source codes as it takes with respect to its own confidential information. Notwithstanding the foregoing, the obligations of Newgen as set forth herein shall not apply in any respect to Licensed Components or any other information, materials or works of authorship of the Partnership (the "Information") which (i) are or become publicly known or readily ascertainable by the public, through no wrongful act of Newgen, (ii) are received by Newgen from a third Person without breaching an obligation to the Partnership, (iii) are independently developed by or for Newgen, or (iv) are disclosed to a third Person by the Partnership without similar restrictions and obligations of confidentiality and non-disclosure.

2.4       CONSENT

          The Partnership hereby consents to Newgen Dealer Services providing Newgen with copies of the Licensed Components as the same exists as of the Effective Date. This software (including related technical, system and user documentation) shall be deemed for all purposes herein to constitute the Licensed Components.


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                         ARTICLE 3 - LICENSE FEES

3.1       LICENSE FEES

          Newgen agrees to pay to the Partnership a one time license fee in the sum of one hundred and ten thousand dollars ($110,000). This sum shall be payable as follows:

     (a)  $50,000 upon execution of this Agreement by both parties; and

     (b) the balance of $60,000 in equal monthly installments of $3,333.33 per month for eighteen consecutive months commencing with the first monthly payment which shall be due on the first day of January, 1996 and paid upon execution of this Agreement by the parties.

3.2       SERVICE BUREAU SERVICES

          Except as provided in Section 3.1, there is no obligation hereunder to make any payment to the Partnership where Newgen or any Affiliate of Newgen or any other Person provides any Service Bureau Service using the Licensed Components or Newgen Enhancements.

3.3       OVERDUE AMOUNTS

          All past due amount shall bear interest at an annual rate equal to the lessor of twelve percent (12%) per annum and the Prime Rate plus two percent (2%). For the purposes of this Section, "Prime Rate" means the rate of interest per annum, established from time to time by the Bank of Montreal as the reference rate of interest for the determination of interest rates that such bank will charge to customers of varying degrees of credit worthiness in Canada for Canadian dollar demand loans at Toronto, Ontario.

3.4       TAXES AND DUTIES

          Newgen is responsible for and shall pay all income, sales, goods and services or other taxes, duties, fees and other similar charges levied, assessed or imposed upon or with respect to the performance by Newgen of its obligations under this Agreement, but excluding any taxes on the income of the Partnership.

                         ARTICLE 4 - WARRANTIES

4.1       WARRANTY AND LIABILITY DISCLAIMER

          EXCEPT AS PROVIDED HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND TO THE OTHER. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS PROVIDED HEREIN, THE PARTNERSHIP MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND CONCERNING THE LICENSED COMPONENTS OR THEIR USE, FUNCTION OR OWNERSHIP AND SHALL NOT BE LIABLE IN ANY MANNER FOR ANY


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REPRESENTATION OR WARRANTY OR CONDITION OF ANY KIND, WHETHER EXPRESSED OR
IMPLIED OR COLLATERAL, OR WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABLE QUALITY OR
FITNESS FOR A PARTICULAR PURPOSE OR THAT THE LICENSED COMPONENTS WILL BE
ERROR FREE. THE PARTIES ALSO AGREE THAT NEITHER WILL HAVE ANY LIABILITY TO
THE OTHER FOR DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED, EVEN IF THE OTHER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, EXCEPT FOR DAMAGES RESULTING FROM A FAILURE TO PAY UNDER SECTION 3.1.

4.2       WARRANTY

          The Partnership represents and warrants to Newgen that to the best of its knowledge: (i) it is the owner of all right, title and interest and all Intellectual Property Rights in the Licensed Components, (ii) it has the right to grant the rights set out in Article 2 and to enter into this Agreement, (iii) it has not granted any other Person any rights inconsistent with the rights granted herein, and (iv) to the best of its knowledge, without enquiry, the Licensed Components do not infringe or violate any United States or Canadian Intellectual Property Right or moral right of any third Person.

                          ARTICLE 5 - RELATIONSHIP

5.1       RELATIONSHIP OF PARTIES

          The relationship of the Partnership and Newgen shall at all times be and remain that of independent contractors. Newgen shall not represent itself to be the agent, joint venturer, partner or employee of the Partnership, or to be related to the Partnership.

                              ARTICLE 6 - TERM

6.1       TERM

          This Agreement shall come into force on the Effective Date and shall remain in full force and effect in each geographic region of the world for a period which is the greater of fifty (50) years, and the date upon which the copyright and all other Intellectual Property Rights in the Licensed Components shall expire in such geographic region of the world.

6.2       TERMINATION

          This Agreement may only be terminated in accordance with the following provisions:

     (a)  at such time and on such conditions as the parties agree; or


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     (b)  if Newgen shall at any time fail to make any of the payments due to the Partnership under Section 3.1, then the Partnership may serve upon Newgen a notice of intention to terminate this Agreement which notice shall specify such default; and if, within thirty (30) days after the date of receipt of such notice, Newgen shall not have cured all of the payment defaults indicated in such notice or present a plan acceptable to the Partnership for curing of such default, then, upon expiration of such thirty (30) day period, the Partnership may, at its option, terminate this Agreement effective immediately upon notice in writing to Newgen.

6.3       OBLIGATIONS ON TERMINATION

          Unless otherwise agreed to by the parties upon the termination of this Agreement pursuant to section 6.2, Newgen shall cease to be a licensee of the Partnership hereunder and shall promptly: (i) return to the Partnership, or certify the destruction of, all copies of Licensed Components provided to it hereunder and in its possession or control; and (ii) cease to provide Service Bureau Services using the Licensed Components.

6.4       SURVIVAL

          All obligations of the parties which expressly or by their nature survive the termination of this Agreement (including, without limitation, the provisions of Sections 2.2, 2.3, 6.4, 7.6 and 7.8) shall continue in full force and effect subsequent to and notwithstanding such termination and until they are satisfied or by their nature expire.

                            ARTICLE 7 - GENERAL

7.1       JURISDICTION

          This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the applicable laws of Canada.

7.2       ENTIRE AGREEMENT

          This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties relating to such subject matter, and there are no warranties, representations or other agreements between the parties or any Affiliates of the parties in connection with such subject matter except as specifically set forth in this Agreement. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.


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7.3       SEVERANCE

          If any provision of this Agreement is declared invalid or unenforceable such provision shall be severed from this Agreement and the other provisions shall remain in full force and effect.

7.4       WAIVER OF AGREEMENT

          A term or condition of this Agreement can be waived or modified only by written consent of both parties. Forbearance or indulgence by either party in any regard shall not constitute a waiver of the term or condition to be performed, and either party may invoke any remedy available under this Agreement or by law despite such forbearance or indulgence.

7.5       CURRENCY

          All dollar amounts referred to in this Agreement are in Canadian funds unless otherwise provided.

7.6       NOTICES

          Any communication under this Agreement shall be in writing and delivered personally or sent by registered mail, postage prepaid, or transmitted by telecopier or other form of recorded communication tested prior to transmission, addressed as follows:

          If to the Partnership, at:

          Service Systems Development Limited Partnership
          70 East Beaver Creek Road
          Unit 30
          Richmond Hill, Ontario
          L4B 3B2

          ATTENTION: Nigel Bobet

          Facsimile No.:     (905) 889-8511



          If to Newgen, at:

          Newgen Results Corporation
          12526 High Bluff Drive
          Suite 150
          San Diego, CA 92130
          U.S.A.

          ATTENTION: Bernard C. Simkin


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          Facsimile No.:     (619) 481-7879

          Any communication so given shall be deemed to have been received on the date on which it was delivered or transmitted by telecopier or other form of recorded communication, or on the fifth (5th) day following the mailing of such communication. Either party may change its address for purposes of receipt of any such communication by giving notice of such change to the other party in the manner prescribed above. In the event of actual or threatened disruption of postal service, communications shall not be given by mail.

7.7       ASSIGNMENT

          Either party may assign or transfer this Agreement without the prior written consent of the other upon the assignee or transferee, as the case may be, undertaking to the other party to be bound by this Agreement to the same extent as the assigning or transferring party is bound hereto, but any such assignment or transfer shall not relieve the assigning or transferring party of any of its duties or responsibilities hereunder and the assigning or transferring party shall undertake in writing to indemnify and hold the other party harmless against any breach by the assignee or transferee of any of the provisions of this Agreement. This Agreement shall enure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

7.8       FURTHER ASSURANCES

          The parties agree to cooperate with and assist each other and take such action as may be reasonably necessary to implement and carry into effect this Agreement to its full extent.


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          IN WITNESS WHEREOF the parties have executed this Agreement as of the
Effective Date.

                                    SERVICE SYSTEMS DEVELOPMENT
                                    LIMITED PARTNERSHIP, by its general
                                    partner, SSD Service Systems Development
                                    Limited


                                    By: /s/                          c/s
                                       ---------------------------------
                                          (Authorized Signatory)



                                    NEWGEN RESULTS CORPORATION


                                    By: /s/ Sam Simkin               c/s
                                       ---------------------------------
                                          (Authorized Signatory)